EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

Second Quarter 2025

NORTH

NYSE:SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Six Months Ended June 30, 2025

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Six Months Ended June 30, 2025
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025. and in other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations, or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA"), and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA," and "Definitions and Notes."
i

EARNINGS PRESS RELEASE
July 30, 2025

Sun Communities Reports Results for the Second Quarter and First Six Months of 2025

Net Income per Diluted Share of $10.02 for the Quarter, inclusive of Income from Discontinued Operations

Core FFO per Share of $1.76 for the Quarter

North America Same Property NOI for MH and RV Increased by 4.9% for the Quarter on a Year-over-Year Basis

North America Same Property Adjusted Blended Occupancy for MH and RV of 99.0%
Represents a 150 Basis Point Year-over-Year Increase

Over $830 Million of Capital Return to Shareholders,
inclusive of Special Cash Distributions and Share Repurchases

Raising Full-Year 2025 Core FFO per Share Guidance to $6.51 to $6.67

Increasing North American Same Property NOI Growth Guidance to 3.9% - 5.6%

Increasing UK Same Property NOI Growth Guidance to 1.3% - 3.3%

Southfield, Michigan, July 30, 2025 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities (collectively, the "properties"), today reported its second quarter results for 2025.

Financial Results for the Quarter and Six Months Ended June 30, 2025

•For the quarter ended June 30, 2025, net loss from continuing operations was $92.2 million, or $1.23 per diluted share, compared to net income from continuing operations of $32.7 million, or $0.21 per diluted share for the same period in 2024.

•For the quarter ended June 30, 2025, net income attributable to common shareholders was $1.3 billion, or $10.02 per diluted share, compared to net income attributable to common shareholders of $52.1 million, or $0.42 per diluted share for the same period in 2024.

•For the six months ended June 30, 2025, net loss from continuing operations was $115.3 million, or $1.42 per diluted share, compared to net loss from continuing operations of $4.0 million, or $0.09 per diluted share for the same period in 2024.

•For the six months ended June 30, 2025, net income attributable to common shareholders was $1.2 billion, or $9.68 per diluted share, compared to net income attributable to common shareholders of $24.7 million, or $0.20 per diluted share for the same period in 2024.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and six months ended June 30, 2025, was $1.76 per common share and convertible securities ("Share") and $3.02 per Share, respectively, as compared to $1.86 and $3.05 for the same periods in 2024.

•Same Property Net Operating Income ("NOI")

◦North America Same Property NOI for MH and RV increased by $11.3 million and $20.8 million, or 4.9% and 4.8%, respectively, for the quarter and six months ended June 30, 2025, as compared to the corresponding periods in 2024.

◦UK Same Property NOI increased by $2.1 million and $1.6 million, or 10.2% and 5.0%, respectively, for the quarter and six months ended June 30, 2025, as compared to the corresponding periods in 2024.

"We are pleased to report strong second quarter results with earnings ahead of our expectations, as we demonstrated the strength of our platform. It was also one of the most pivotal quarters in our history as we completed the previously announced sale of Safe Harbor Marinas and repositioned Sun as a pure-play owner and operator of manufactured housing and RV communities with a best-in-class balance sheet. This transaction streamlined operations, unlocked meaningful financial flexibility, and enhanced shareholder value," said Gary A. Shiffman, Chairman and CEO. "We are incredibly excited to welcome Charles Young as Sun's next CEO in October, as his seasoned leadership and deep real estate expertise will guide the Company through its next phase of growth. After over 40 years as CEO, I am proud to reflect on the Company's incredible journey knowing our efforts built a strong foundation that uniquely positions Sun for continued growth and long-term value creation."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•MH and annual RV sites were 98.1% occupied at June 30, 2025, as compared to 97.5% at June 30, 2024.

•During the quarter ended June 30, 2025, the number of MH and annual RV revenue producing sites increased by approximately 460 sites.

•During the six months ended June 30, 2025, MH and annual RV revenue producing sites increased by over 470 sites.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2024, excluding properties classified as discontinued operations, the following table reflects the percentage changes for the quarter ended June 30, 2025, as compared to the same period in 2024:

	Quarter Ended June 30, 2025
	North America
	MH	RV	Total	UK
Revenue	6.9%	0.9%	4.6%	9.5%
Expense	4.7%	3.1%	3.9%	8.8%
NOI	7.7%	(1.1)%	4.9%	10.2%

	Six Months Ended June 30, 2025
	North America
	MH	RV	Total	UK
Revenue	7.1%	(0.3)%	4.5%	5.8%
Expense	3.8%	4.1%	3.9%	6.5%
NOI	8.3%	(4.3)%	4.8%	5.0%

Number of Properties	281	156	437	51

North America Same Property adjusted blended occupancy for MH and RV increased by 150 basis points to 99.0% at June 30, 2025, from 97.5% at June 30, 2024.

INVESTMENT ACTIVITY

During the quarter ended June 30, 2025, the Company completed the following dispositions:

•In April 2025, the initial closing of the sale of Safe Harbor Marinas, including a total of 123 marina properties for total cash consideration of $5.25 billion, with a gain on sale of $1.4 billion. See "Balance Sheet, Capital Markets Activity, and Other Items" on page (v) for additional information.

•In May and June 2025, a total of six marina properties for total cash consideration of $136.7 million. See "Balance Sheet, Capital Markets Activity, and Other Items" on page (v) for additional information.

•In June 2025, an MH development property for total cash consideration of $40.0 million, with a gain on sale of $2.6 million. The MH development property was classified as held for sale as of March 31, 2025.

Refer to page 14 for additional details related to the Company's acquisition and disposition activity.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY, AND OTHER ITEMS

As of June 30, 2025, the Company had $4.3 billion in debt outstanding with a weighted average interest rate of 3.4% and a weighted average maturity of 7.6 years. At June 30, 2025, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 2.9 times.

Safe Harbor Sale

During the quarter ended June 30, 2025, the Company completed the initial closing (the "Initial Closing") of its sale of the Safe Harbor Marinas business (the "Safe Harbor Sale"). The Initial Closing of the Safe Harbor Sale generated approximately $5.25 billion of pre-tax cash proceeds, net of transaction costs, with a book gain on sale of $1.4 billion. Pursuant to the terms of the transaction agreement, subsidiaries owning 15 marina properties representing approximately $250.0 million of value (the "Delayed Consent Subsidiaries") were not part of the Initial Closing. The sales of the Delayed Consent Subsidiaries were subject to the receipt of certain third-party consents at the time of the Initial Closing, which has delayed the timing of any such sale or may prevent any such property from being sold at all. Subsequent to the Initial Closing through June 30, 2025, the Company completed the sale of six Delayed Consent Subsidiaries for $136.7 million. The Company has commenced its plan to deploy the net cash proceeds from the Safe Harbor Sale to support a combination of debt reduction, shareholder distributions, share repurchases, and reinvestment in the Company's core portfolio.

During the quarter ended June 30, 2025, the Company repaid outstanding debt balances of $1.6 billion under the Company's senior credit facility and $737.7 million of secured mortgage debt, inclusive of prepayments costs of $45.9 million. The Company also completed the redemption of $956.5 million in outstanding unsecured senior notes, inclusive of prepayment costs of $56.5 million. In conjunction with the debt repayments, the Company terminated three cash flow hedges and realized a gain of $8.7 million from Other Comprehensive Income to earnings due to the discontinuation of cash flow hedge accounting on the extinguished debt instruments. The Company also had $565.3 million in 1031 exchange escrow accounts to fund potential future MH and RV acquisitions, with those funds held as Restricted Cash until and if utilized in connection with potential acquisitions. If some or all of the potential acquisitions are not consummated by October 29, 2025, those funds will be reclassified to unrestricted cash on the Company's Balance Sheet.

Special Cash Distribution

During the quarter ended June 30, 2025, the Company paid a one-time special cash distribution of $4.00 per common share and common unit, equating to a capital return to shareholders of $521.3 million.

Stock Repurchase Program

During the quarter ended June 30, 2025, the Company repurchased approximately 1.6 million shares of the Company's common stock at an average cost of $124.03 per share for a total of $202.8 million. Subsequent to the quarter ended June 30, 2025, the Company repurchased approximately 0.8 million shares of the Company's common stock at an average cost of $126.19 per share for a total of $97.4 million. On a year-to-date basis through July 30, 2025, the Company has repurchased 2.4 million shares of the Company's common stock at an average cost of $124.73 per share for a total of $300.3 million.

v

UK Ground Lease Terminations

During the quarter ended June 30, 2025, the Company repurchased the titles to 22 UK properties, previously controlled via ground leases for $199.2 million, inclusive of taxes and fees. In conjunction with the transaction, the Company recorded a lease termination gain of $26.0 million and a Value Added Tax receivable of $31.4 million.

CEO Transition Announcement

In July 2025, the Company announced that its Board of Directors has appointed Charles D. Young as Chief Executive Officer, effective October 1, 2025. Mr. Young, who will also join the Company's Board of Directors, succeeds Gary Shiffman, who previously announced his planned retirement from the role of CEO after a distinguished 40 years leading Sun. Mr. Young is a seasoned senior real estate and investment executive with over 25 years of leadership experience in real estate operations, development, and investment management. Since March 2023, he has served as President of Invitation Homes, Inc., the nation's premier single-family home leasing and management company.

2025 GUIDANCE
The Company is updating full-year and establishing third quarter 2025 guidance for diluted EPS and Core FFO per Share as follows:

	Third Quarter Ending September 30, 2025		Full Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS attributable to the Consolidated Portfolio(a)	$1.21	$1.31	$11.34	$11.50
Core FFO per Share attributable to the Consolidated Portfolio(a)(b)(c)	$2.13	$2.23	$6.51	$6.67
(a) The diluted share counts for the quarter ending September 30, 2025 and the year ending December 31, 2025 are estimated to be 130.1 million and 131.1 million, respectively, which assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock.
(b) No reconciliation of the forecasted range for Core FFO per share attributable to the Consolidated Portfolio is included in this release because we are unable to quantify certain amounts that would be required to be included in the reconciliation to the comparable GAAP financial measure without unreasonable efforts, particularly with respect to the allocations of itemized adjustments to the Consolidated Portfolio as the initial closing of the Safe Harbor Sale was effective on April 30, 2025, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors.
(c) The Company's guidance translates forecasted results from operations in the UK using the relevant exchange rate provided in the table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on guidance are not material.

Currencies	Exchange Rates
U.S. dollar ("USD") / pound sterling ("GBP")	1.24
USD / Canadian dollar ("CAD")	0.70
USD / Australian dollar ("AUD")	0.62

Supplemental Guidance Tables:

		Expected Change in 2025
Same Property Portfolio (in millions and %)(a)	FY 2024 Actual Results	Prior FY Range			July 30, 2025 Update
MH NOI (281 properties)	$630.9	6.6%	-	7.4%	7.2%	-	7.8%
RV NOI (156 properties)	$280.6	(3.5%)	-	0.5%	(3.5%)	-	0.5%

North America (MH and RV)
Revenues from real property	$1,385.4	3.3%	-	4.1%	3.6%	-	4.4%
Total property operating expenses	473.9	2.0%	-	2.8%	2.2%	-	3.0%
Total North America Same Property NOI(b)	$911.5	3.5%	-	5.2%	3.9%	-	5.6%

UK (51 properties)
Revenues from real property	$145.8	4.6%	-	5.2%	4.3%	-	4.9%
Total property operating expenses	70.6	7.6%	-	8.6%	6.6%	-	7.5%
Total UK Same Property NOI(b)	$75.2	0.9%	-	2.9%	1.3%	-	3.3%

For the third quarter ending September 30, 2025, the Company's guidance range assumes North America Same Property NOI growth of 2.4% - 5.6% and UK Same Property NOI growth of 0.1% - 3.1%.

Consolidated Portfolio Guidance For 2025 (in millions, excluding marinas)		Expected Change / Range in FY 2025
	FY 2024 Actual Results	Prior FY Range			July 30, 2025 Update
Ancillary NOI	$23.6	$19.0	-	$21.7	$19.0	-	$21.7
Interest income	$20.2	$57.0	-	$60.0	$52.9	-	$55.7
Brokerage commissions and other, net(c)	$44.5	$32.8	-	$39.3	$32.8	-	$39.3
FFO contribution from North American home sales	$9.9	$3.5	-	$5.1	$3.5	-	$5.1
FFO contribution from UK home sales	$59.9	$56.4	-	$63.0	$56.4	-	$63.0
General and administrative expenses excluding non-recurring expenses	$196.3	$194.6	-	$198.1	$194.6	-	$198.1
Interest expense	$350.3	$225.8	-	$228.0	$221.0	-	$224.0
Current tax expense	$3.6	$13.0	-	$15.1	$13.0	-	$15.1

Seasonality (excluding marinas)	1Q25	2Q25	3Q25	4Q25
North America Same Property NOI:
MH	25%	25%	25%	25%
RV	16%	26%	39%	19%
Total	23%	25%	29%	23%

UK Same Property NOI	13%	30%	37%	20%

Home Sales FFO
North America	11%	55%	27%	7%
UK	17%	29%	34%	20%

Consolidated Ancillary NOI	(11)%	34%	79%	(2)%

Consolidated EBITDA(d)	22%	26%	31%	21%

Core FFO per Share(d)(e)	19%	27%	33%	21%

Footnotes to Supplemental Guidance Tables:
(a)
The amounts in the Same Property Portfolio table reflect constant currency, as Canadian dollar and pound sterling figures included within the 2024 amounts have been translated at the assumed exchange rates used for 2025 guidance.

(b)	Total North America Same Property results net $90.5 million and $95.1 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively. Total UK Same Property results net $17.8 million and $20.2 million of utility revenue against the related utility expense in property operating expenses for 2024 results and 2025 guidance, respectively.
(c)
Brokerage commissions and other, net includes approximately $18.0 million and $13.9 million of business interruption income and $9.5 million and $13.5 million of income from nonconsolidated affiliates for full year 2024 results and 2025 guidance, respectively.

(d)	Includes realized contribution from marinas through the date of the initial closing of the Safe Harbor Sale and the expected contribution from the Delayed Consent Subsidiaries subsequent to the initial closing of the Safe Harbor Sale.
(e)	Assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock.
The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through July 30, 2025, and the effect of the completion of the sale of the remaining Delayed Consent Subsidiaries from the Safe Harbor Sale. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter results will be held on Thursday, July 31, 2025 at 2:00 P.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through August 14, 2025 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13754394. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	The ability of the Company to complete the sale of the remaining Safe Harbor properties that are subject to receipt of third-party consents on a timely basis or at all;
∙	The ability of the Company to realize the anticipated benefits of the Safe Harbor Sale, including with respect to tax strategies, or at all;
∙	The Company's succession plan for its CEO, which could impact the execution of the Company's strategic plan;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes to obtain financing;
∙	The level of repossessions of manufactured homes;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	The Company's remediation plan and its ability to remediate the material weakness in its internal control over financial reporting;
∙	Expectations regarding the amount or frequency of impairment losses;
∙	Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry, the effects of tariffs or threats of tariffs, trade wars, immigration issues, supply chain disruptions, and the markets within which the Company operates;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar, and pound sterling;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts, and wildfires; and
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of June 30, 2025, the Company owned, operated, or had an interest in a portfolio of 501 developed MH, RV, and UK properties comprising approximately 174,450 developed sites in the U.S., Canada, and the U.K. The Company also owned, operated, or held an interest in a portfolio of nine marina properties comprising approximately 3,880 wet slips and dry storage spaces in the U.S., which were classified within discontinued operations as of June 30, 2025.

For more information about the Company, please visit www.suninc.com.

Company Contacts
Investor Relations
Sara Ismail, Senior Vice President
(248) 208-2500
investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa2 | Stable	BBB+ | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Jana Galan	jana.galan@bofa.com
Barclays	Richard Hightower	richard.hightower@barclays.com
	Jason Wayne	jason.wayne@barclays.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Nicholas Joseph	nicholas.joseph@citi.com
	Eric Wolfe	eric.wolfe@citi.com
Colliers	Barry Oxford	barry.oxford@colliers.com
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com
	Conor Peaks	conor.peaks@db.com
Evercore ISI	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreet.com
Jefferies LLC	Peter Abramowitz	pabramowitz@jefferies.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
Morgan Stanley	Adam Kramer	adam.kramer@morganstanley.com
	Derrick Metzler	derrick.metzler@morganstanley.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
2nd Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts, Unaudited)

	Quarters Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Financial Information
Basic earnings / (loss) per share from continuing operations	$(1.23)	$(0.19)	$(1.84)	$2.09	$0.21
Basic earnings / (loss) per share from discontinued operations	11.25	(0.15)	0.08	0.22	0.21
Basic earnings / (loss) per share	$10.02	$(0.34)	$(1.76)	$2.31	$0.42
Diluted earnings / (loss) per share from continuing operations	$(1.23)	$(0.19)	$(1.85)	$2.09	$0.21
Diluted earnings / (loss) per share from discontinued operations	11.25	(0.15)	0.08	0.22	0.21
Diluted earnings / (loss) per share	$10.02	$(0.34)	$(1.77)	$2.31	$0.42

Cash distributions declared per common share(a)	$1.04	$0.94	$0.94	$0.94	$0.94

FFO per Share(b)	$1.36	$1.06	$1.30	$2.19	$1.79
Core FFO per Share(b)	$1.76	$1.26	$1.41	$2.34	$1.86

Real Property NOI(b)
MH	$168.6	$172.5	$161.9	$158.3	$160.7
RV	72.9	44.7	50.4	117.0	74.2
UK	22.1	9.2	16.3	28.8	18.7
Total	$263.6	$226.4	$228.6	$304.1	$253.6

Recurring EBITDA(b)	$291.3	$236.7	$271.5	$382.6	$335.9
TTM Recurring EBITDA / Interest(b)	3.8 x	3.6 x	3.5 x	3.4 x	3.6 x
Net Debt / TTM Recurring EBITDA(b)	2.9 x	5.9 x	6.0 x	6.0 x	6.2 x

Balance Sheet
Total assets	$13,362.1	$16,505.6	$16,549.4	$17,085.1	$17,011.1
Total debt	$4,283.5	$7,348.1	$7,352.8	$7,324.8	$7,852.8
Total liabilities	$5,570.0	$9,235.4	$9,096.8	$9,245.7	$9,781.6

Operating Information
Properties
MH	284	284	287	287	295
RV	164	165	167	180	180
UK	53	53	53	54	54
Total	501	502	507	521	529

Sites
MH	97,380	97,320	97,430	97,300	100,160
Annual RV	32,100	31,960	32,100	34,480	33,590
Transient	23,440	23,810	24,830	25,060	25,720
UK annual	17,510	17,510	17,690	17,790	17,710
UK transient	4,020	4,250	4,340	4,500	4,580
Total sites	174,450	174,850	176,390	179,130	181,760

Occupancy
MH	97.4%	97.3%	97.3%	96.9%	96.7%
Annual RV	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV	98.1%	98.0%	98.0%	97.7%	97.5%
UK annual	90.3%	89.8%	89.7%	91.5%	89.9%

MH and RV Revenue Producing Site Net Gains(c)
MH leased sites, net	170	47	406	159	315
RV leased sites, net	288	(31)	304	893	918
Total leased sites, net	458	16	710	1,052	1,233
(a) During the quarter ended June 30, 2025, the Company also paid a one-time special cash distribution of $4.00 per common share and unit.
(b) Refer to Definition and Notes for additional information.
(c) Revenue producing site net gains do not include occupied sites acquired during the year.
2nd Quarter Supplemental Information 2

Overview
Portfolio Overview as of June 30, 2025(a)

	MH & RV Properties
	Properties	MH & Annual RV		Transient RV Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	124	41,230	98.0%	4,020	45,250	1,720
Michigan	85	33,030	97.9%	510	33,540	1,290
California	37	7,010	99.3%	1,810	8,820	570
Texas	29	9,300	98.0%	1,620	10,920	3,850
Connecticut	16	1,900	96.6%	100	2,000	—
Maine	15	2,560	97.6%	990	3,550	200
Arizona	11	4,170	97.7%	840	5,010	1,120
Indiana	11	2,950	98.8%	990	3,940	180
New Jersey	11	3,090	100.0%	920	4,010	260
Colorado	11	3,000	89.4%	870	3,870	1,390
New York	10	1,560	98.8%	1,620	3,180	780
Other	88	19,680	99.2%	9,150	28,830	1,530
Total	448	129,480	98.1%	23,440	152,920	12,890

	Properties	UK Properties		Transient Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
United Kingdom	53	17,510	90.3%	4,020	21,530	3,130

	Properties	Total Sites

Total Portfolio(a)	501	174,450
(a) The Company also owned nine marina properties with 3,880 total wet slips and dry storage spaces, which were classified within held for sale and discontinued operations as of June 30, 2025.

2nd Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Land	$3,443.9	$3,461.5
Land improvements and buildings	9,076.8	9,058.7
Rental homes and improvements	864.9	834.1
Furniture, fixtures and equipment	779.4	739.2
Investment property	14,165.0	14,093.5
Accumulated depreciation	(3,431.9)	(3,228.4)
Investment property, net	10,733.1	10,865.1
Cash, cash equivalents and restricted cash(a)	1,463.1	57.1
Inventory of manufactured homes	172.0	129.8
Notes and other receivables, net	345.7	430.1
Collateralized receivables, net(b)	46.6	51.2
Goodwill	9.5	9.5
Other intangible assets, net	101.7	102.5
Other assets, net	369.3	442.4
Assets held for sale and discontinued operations, net(c)	121.1	4,461.7
Total Assets	$13,362.1	$16,549.4
Liabilities
Mortgage loans payable	$2,451.6	$3,212.2
Secured borrowings on collateralized receivables(b)	46.6	51.2
Unsecured debt	1,785.3	4,089.4
Distributions payable	133.8	122.6
Advanced reservation deposits and rent	308.2	249.4
Accrued expenses and accounts payable	262.1	265.8
Other liabilities	545.8	819.3
Liabilities held for sale and discontinued operations, net(c)	36.6	286.9
Total Liabilities	5,570.0	9,096.8
Commitments and contingencies
Temporary equity	257.9	259.8
Shareholders' Equity
Common stock	1.3	1.3
Additional paid-in capital	9,744.7	9,864.2
Accumulated other comprehensive income / (loss)	44.2	(7.9)
Distributions in excess of accumulated earnings	(2,380.3)	(2,775.9)
Total SUI Shareholders' Equity	7,409.9	7,081.7
Noncontrolling interests
Common and preferred OP units	123.9	110.4
Consolidated entities	0.4	0.7
Total noncontrolling interests	124.3	111.1
Total Shareholders' Equity	7,534.2	7,192.8
Total Liabilities, Temporary Equity and Shareholders' Equity	$13,362.1	$16,549.4
(a) Refer to "Cash, Cash Equivalents and Restricted Cash" within Definitions and Notes for additional information.
(b) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c) Refer to "Discontinued Operations" within Definitions and Notes for additional information.
2nd Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
Revenues
Real property (excluding transient)(a)	$368.8	$351.0	5.1%	$722.7	$694.0	4.1%
Real property - transient	81.4	81.6	(0.2)%	111.9	119.1	(6.0)%
Home sales	100.1	107.5	(6.9)%	167.3	176.4	(5.2)%
Ancillary	42.1	40.6	3.7%	54.6	53.9	1.3%
Interest	16.5	5.2	217.3%	20.9	9.7	115.5%
Brokerage commissions and other, net	14.6	10.4	40.4%	16.3	12.4	31.5%
Total Revenues	623.5	596.3	4.6%	1,093.7	1,065.5	2.6%
Expenses
Property operating and maintenance(a)	157.9	152.8	3.3%	289.2	278.8	3.7%
Real estate tax	28.7	26.2	9.5%	55.4	51.7	7.2%
Home costs and selling	76.8	76.8	—%	129.4	128.7	0.5%
Ancillary	33.5	32.2	4.0%	48.9	48.4	1.0%
General and administrative	61.2	49.8	22.9%	118.2	111.6	5.9%
Catastrophic event-related charges, net	0.4	2.3	(82.6)%	0.3	9.5	(96.8)%
Depreciation and amortization	127.4	123.0	3.6%	251.1	244.0	2.9%
Asset impairments(a)	166.1	10.6	N/M	190.1	30.4	N/M
Loss on extinguishment of debt	102.4	—	N/A	102.4	0.6	N/M
Interest	58.2	89.8	(35.2)%	140.3	179.5	(21.8)%
Total Expenses	812.6	563.5	44.2%	1,325.3	1,083.2	22.4%
Income / (Loss) Before Other Items	(189.1)	32.8	N/M	(231.6)	(17.7)	N/M
Gain / (loss) on foreign currency exchanges	39.4	(2.8)	N/M	48.1	(1.7)	N/M
Gain / (loss) on dispositions of properties	(1.3)	2.5	N/M	(2.4)	7.9	N/M
Other income / (expense), net(a)	31.9	(1.1)	N/M	37.6	(3.5)	N/M
Loss on remeasurement of notes receivable	(1.4)	(0.4)	250.0%	(1.6)	(1.1)	45.5%
Income from nonconsolidated affiliates	3.8	3.0	26.7%	6.8	4.4	54.5%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	(1.5)	0.1	N/M	(1.5)	5.3	N/M
Current tax expense	(6.1)	(5.1)	19.6%	(8.0)	(7.0)	14.3%
Deferred tax benefit	32.1	3.7	N/M	37.3	9.4	296.8%
Net Income / (Loss) from Continuing Operations	(92.2)	32.7	N/M	(115.3)	(4.0)	N/M
Income from discontinued operations, net(a)	1,422.5	25.7	N/M	1,404.0	36.9	N/M
Net Income	1,330.3	58.4	N/M	1,288.7	32.9	N/M
Less: Preferred return to preferred OP units / equity interests	3.2	3.2	—%	6.3	6.4	(1.6)%
Less: Income attributable to noncontrolling interests	53.5	3.1	N/M	51.6	1.8	N/M
Net Income Attributable to SUI Common Shareholders	$1,273.6	$52.1	N/M	$1,230.8	$24.7	N/M

Weighted average common shares outstanding - basic(a)	126.4	123.7	2.2%	126.5	123.7	2.3%
Weighted average common shares outstanding - diluted(a)	126.4	123.7	2.2%	126.5	126.4	0.1%
Basic earnings / (loss) per share from continuing operations	$(1.23)	$0.21	N/M	$(1.42)	$(0.10)	N/M
Basic earnings per share from discontinued operations	11.25	0.21	N/M	11.10	0.30	N/M
Basic earnings per share	$10.02	$0.42	N/M	$9.68	$0.20	N/M
Diluted earnings / (loss) per share from continuing operations(b)	$(1.23)	$0.21	N/M	$(1.42)	$(0.09)	N/M
Diluted earnings per share from discontinued operations(b)	11.25	0.21	N/M	11.10	0.29	N/M
Diluted earnings per share(b)	$10.02	$0.42	N/M	$9.68	$0.20	N/M
(a) Refer to Definitions and Notes for additional information.
(b) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful. N/A = Not applicable.
2nd Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income Attributable to SUI Common Shareholders	$1,273.6	$52.1	$1,230.8	$24.7
Adjustments
Depreciation and amortization - continuing operations(a)	126.3	122.4	248.9	242.6
Depreciation and amortization - discontinued operations(a)	(0.3)	49.6	36.1	93.9
Depreciation on nonconsolidated affiliates	0.2	0.1	0.4	0.2
Asset impairments - continuing operations(a)	166.1	10.6	190.1	30.4
Asset impairments - discontinued operations(a)	0.2	1.0	2.3	1.9
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	1.5	(0.1)	1.5	(5.3)
Loss on remeasurement of notes receivable	1.4	0.4	1.6	1.1
(Gain) / loss on dispositions of properties, including tax effect - continuing operations	2.9	(1.8)	4.0	(7.1)
Gain on dispositions of properties, including tax effect - discontinued operations	(1,445.0)	—	(1,445.0)	—
Add: Returns on preferred OP units	3.1	3.2	6.2	6.3
Add: Income attributable to noncontrolling interests	53.5	2.9	51.7	1.8
Gain on disposition of assets, net	(4.0)	(8.6)	(7.9)	(14.0)
FFO(a)(c)(d)	$179.5	$231.8	$320.7	$376.5
Adjustments
Business combination expense - discontinued operations	—	0.2	—	0.2
Acquisition and other transaction costs - continuing operations(a)	6.7	1.5	16.3	10.5
Acquisition and other transaction costs - discontinued operations(a)	48.4	1.6	62.9	2.5
Loss on extinguishment of debt	102.4	—	102.4	0.6
Catastrophic event-related charges, net	0.4	2.3	0.3	9.5
Loss of earnings - catastrophic event-related charges, net(b)	(5.7)	0.3	(1.7)	5.6
(Gain) / loss on foreign currency exchanges	(39.4)	2.8	(48.1)	1.7
Other adjustments, net - continuing operations(a)	(60.8)	(1.0)	(68.7)	(3.0)
Other adjustments, net - discontinued operations(a)	0.3	0.5	14.8	(9.9)
Core FFO(a)(c)(d)	$231.8	$240.0	$398.9	$394.2

Weighted Average Common Shares and OP Units Outstanding(a)(c)	131.8	129.3	132.1	129.3

FFO per Share(a)(c)(d)(e)	$1.36	$1.79	$2.43	$2.91

Core FFO per Share(a)(c)(d)(e)	$1.76	$1.86	$3.02	$3.05
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Hurricane Ian - Estimated loss of earnings in excess of the applicable business interruption deductible	$4.1	$5.3	$7.9	$10.6
Hurricane Ian - Insurance recoveries realized for previously estimated loss of earnings	(9.9)	(5.0)	(9.9)	(5.0)
Hurricane Helene - Estimated loss of earnings in excess of the applicable business interruption deductible, net	0.1	—	0.3	—
Loss of earnings - catastrophic event-related charges, net	$(5.7)	$0.3	$(1.7)	$5.6
(c) Assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock, and has no material impact on previously reported results.
(d) FFO and Core FFO include discontinued operations activity of $(22.6) million or $(0.17) per Share, and $26.2 million or $0.20 per Share, respectively, during the quarter ended June 30, 2025, and $76.3 million or $0.59 per Share, and $78.6 million or $0.61 per Share, respectively, during the quarter ended June 30, 2024.
(e) FFO and Core FFO include discontinued operations activity of $(2.6) million or $(0.02) per Share, and $75.3 million or $0.57 per Share, respectively, during the six months ended June 30, 2025, and $132.7 million or $1.03 per Share, and $125.5 million or $0.97 per Share, respectively, during the six months ended June 30, 2024.
2nd Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income Attributable to SUI Common Shareholders	$1,273.6	$52.1	$1,230.8	$24.7
Interest income	(16.5)	(5.2)	(20.9)	(9.7)
Brokerage commissions and other revenues, net	(14.6)	(10.4)	(16.3)	(12.4)
General and administrative	61.2	49.8	118.2	111.6
Catastrophic event-related charges, net	0.4	2.3	0.3	9.5
Depreciation and amortization	127.4	123.0	251.1	244.0
Asset impairments(a)	166.1	10.6	190.1	30.4
Loss on extinguishment of debt	102.4	—	102.4	0.6
Interest expense	58.2	89.8	140.3	179.5
(Gain) / loss on foreign currency exchanges	(39.4)	2.8	(48.1)	1.7
(Gain) / loss on disposition of properties	1.3	(2.5)	2.4	(7.9)
Other (income) / expense, net(a)	(31.9)	1.1	(37.6)	3.5
Loss on remeasurement of notes receivable	1.4	0.4	1.6	1.1
Income from nonconsolidated affiliates	(3.8)	(3.0)	(6.8)	(4.4)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	1.5	(0.1)	1.5	(5.3)
Current tax expense	6.1	5.1	8.0	7.0
Deferred tax benefit	(32.1)	(3.7)	(37.3)	(9.4)
Net income from discontinued operations, net	(1,422.5)	(25.7)	(1,404.0)	(36.9)
Add: Preferred return to preferred OP units / equity interests	3.2	3.2	6.3	6.4
Add: Income attributable to noncontrolling interests	53.5	3.1	51.6	1.8
NOI	$295.5	$292.7	$533.6	$535.8

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Real property NOI(a)(b)	$263.6	$253.6	$490.0	$482.6
Home sales NOI(a)(b)	23.3	30.7	37.9	47.7
Ancillary NOI(a)(b)	8.6	8.4	5.7	5.5
NOI	$295.5	$292.7	$533.6	$535.8
(a) Refer to Definitions and Notes for additional information.
(b) Excludes properties classified as discontinued operations. During the quarter and six months ended June 30, 2025, the Company's marina properties generated total NOI of $27.9 million and $92.0 million. During the quarter and six months ended June 30, 2024, the Company's marina properties generated total NOI of $92.2 million and $153.8 million, respectively, which was recorded within Income from discontinued operations, net on the Consolidated Statements of Operations. Refer to the section "Assets Held for Sale and Discontinued Operations" within the Definitions and Notes for additional information.
2nd Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net Income Attributable to SUI Common Shareholders	$1,273.6	$52.1	$1,230.8	$24.7
Adjustments
Depreciation and amortization - continuing operations	127.4	123.0	251.1	244.0
Depreciation and amortization - discontinued operations	(0.3)	49.8	36.1	94.1
Asset impairments - continuing operations(a)	166.1	10.6	190.1	30.4
Asset impairments - discontinued operations(a)	0.2	1.0	2.3	1.9
Loss on extinguishment of debt	102.4	—	102.4	0.6
Interest expense	58.2	89.8	140.3	179.5
Current tax expense - continuing operations	6.1	5.1	8.0	7.0
Current tax expense - discontinued operations	0.3	0.2	0.6	0.4
Deferred tax benefit	(32.1)	(3.7)	(37.3)	(9.4)
Income from nonconsolidated affiliates	(3.8)	(3.0)	(6.8)	(4.4)
Less: (Gain) / loss on dispositions of properties - continuing operations	1.3	(2.5)	2.4	(7.9)
Less: Gain on dispositions of properties - discontinued operations	(1,445.0)	—	(1,445.0)	—
Less: Gain on dispositions of assets, net	(4.0)	(8.6)	(7.9)	(14.0)
EBITDAre(a)	$250.4	$313.8	$467.1	$546.9
Adjustments
Transaction costs - discontinued operations(b)	48.0	N/A	62.6	N/A
Catastrophic event-related charges, net	0.4	2.3	0.3	9.5
Business combination expense - discontinued operations	—	0.2	—	0.2
(Gain) / loss on foreign currency exchanges	(39.4)	2.8	(48.1)	1.7
Other (income) / expense, net - continuing operations(a)	(31.9)	1.1	(37.6)	3.5
Other (income) / expense, net - discontinued operations(a)	0.2	0.5	14.8	(9.9)
Loss on remeasurement of notes receivable	1.4	0.4	1.6	1.1
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	1.5	(0.1)	1.5	(5.3)
Add: Preferred return to preferred OP units / equity interests	3.2	3.2	6.3	6.4
Add: Income attributable to noncontrolling interests	53.5	3.1	51.6	1.8
Add: Gain on dispositions of assets, net	4.0	8.6	7.9	14.0
Recurring EBITDA(a)	$291.3	$335.9	$528.0	$569.9
(a) Refer to Definitions and Notes for additional information.
(b) Represents non-recurring transaction costs that are directly attributable to the Safe Harbor Sale.

2nd Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended June 30, 2025				Quarter Ended June 30, 2024
Financial Information	MH	RV	UK	Total	MH	RV	UK	Total
Revenues
Real property (excluding transient)(a)	$249.8	$85.5	$33.5	$368.8	$239.4	$80.6	$31.0	$351.0
Real property - transient	0.2	63.4	17.8	81.4	0.3	67.6	13.7	81.6
Total operating revenues	250.0	148.9	51.3	450.2	239.7	148.2	44.7	432.6
Expenses
Property operating expenses	81.4	76.0	29.2	186.6	79.0	74.0	26.0	179.0
Real Property NOI(a)	$168.6	$72.9	$22.1	$263.6	$160.7	$74.2	$18.7	$253.6

	Six Months Ended June 30, 2025				Six Months Ended June 30, 2024
Financial Information	MH	RV	UK	Total	MH	RV	UK	Total
Revenues
Real property (excluding transient)(a)	$498.6	$159.3	$64.8	$722.7	$477.0	$150.6	$66.4	$694.0
Real property - transient	0.7	91.5	19.7	111.9	0.7	102.1	16.3	119.1
Total operating revenues	499.3	250.8	84.5	834.6	477.7	252.7	82.7	813.1
Expenses
Property operating expenses	158.2	133.2	53.2	344.6	154.4	127.3	48.8	330.5
Real Property NOI	$341.1	$117.6	$31.3	$490.0	$323.3	$125.4	$33.9	$482.6

	As of June 30, 2025				As of June 30, 2024
Other Information	MH	RV	UK	Total	MH	RV	UK	Total
Number of Properties	284	164	53	501	295	180	54	529
Sites
Sites(b)	97,380	32,100	17,510	146,990	100,160	33,590	17,710	151,460
Transient sites	N/A	23,440	4,020	27,460	N/A	25,720	4,580	30,300
Total	97,380	55,540	21,530	174,450	100,160	59,310	22,290	181,760
Occupancy	97.4%	100.0%	90.3%	97.1%	96.7%	100.0%	89.9%	96.7%
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) MH annual sites included 11,946 and 10,589 rental homes in the Company's rental program at June 30, 2025 and 2024, respectively. The Company's investment in occupied rental homes at June 30, 2025 was $812.5 million, an increase of 14.5% from $709.4 million at June 30, 2024.

2nd Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended June 30, 2025			Quarter Ended June 30, 2024			Total Change	% Change(d)
	MH(b)	RV(b)	Total	MH(b)	RV(b)	Total		MH	RV	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$231.0	$77.8	$308.8	$216.1	$72.2	$288.3	$20.5	6.9%	7.7%	7.1%
Real property - transient	0.2	60.0	60.2	0.3	64.3	64.6	(4.4)	(43.9)%	(6.7)%	(6.8)%
Total Same Property operating revenues	231.2	137.8	369.0	216.4	136.5	352.9	16.1	6.9%	0.9%	4.6%
Same Property Expenses
Same Property operating expenses(e)(f)	63.1	66.8	129.9	60.3	64.8	125.1	4.8	4.7%	3.1%	3.9%
Real Property NOI(a)	$168.1	$71.0	$239.1	$156.1	$71.7	$227.8	$11.3	7.7%	(1.1)%	4.9%

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024			Total Change	% Change(d)
	MH(b)	RV(b)	Total	MH(b)	RV(b)	Total		MH	RV	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$458.6	$145.2	$603.8	$428.1	$134.8	$562.9	$40.9	7.1%	7.7%	7.3%
Real property - transient	0.7	86.3	87.0	0.7	97.4	98.1	(11.1)	(4.7)%	(11.4)%	(11.4)%
Total Same Property operating revenues	459.3	231.5	690.8	428.8	232.2	661.0	29.8	7.1%	(0.3)%	4.5%
Same Property Expenses
Same Property operating expenses(e)(f)	119.5	115.8	235.3	115.1	111.2	226.3	9.0	3.8%	4.1%	3.9%
Real Property NOI(a)	$339.8	$115.7	$455.5	$313.7	$121.0	$434.7	$20.8	8.3%	(4.3)%	4.8%
Other Information
Number of properties	281	156	437	281	156	437
Sites	96,900	53,380	150,280	96,810	53,390	150,200
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.7227 USD and $0.7096 per Canadian dollar, respectively, during the quarter and six months ended June 30, 2025.
(c) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(d) Percentages are calculated based on unrounded numbers.
(e) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(f) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended				Six Months Ended
	June 30, 2025	June 30, 2024	Change	% Change(d)	June 30, 2025	June 30, 2024	Change	% Change(c)
Payroll and benefits	$38.8	$38.6	$0.2	0.5%	$68.8	$68.9	$(0.1)	(0.2)%
Real estate taxes	26.0	23.5	2.5	10.7%	50.1	46.3	3.8	8.2%
Supplies and repairs	20.6	19.1	1.5	7.5%	35.5	32.4	3.1	9.7%
Utilities	17.2	17.5	(0.3)	(1.9)%	33.3	31.2	2.1	6.6%
Legal, state / local taxes, and insurance	10.9	12.5	(1.6)	(12.6)%	21.4	24.1	(2.7)	(11.4)%
Other	16.4	13.9	2.5	18.7%	26.2	23.4	2.8	11.9%
Total Same Property Operating Expenses	$129.9	$125.1	$4.8	3.9%	$235.3	$226.3	$9.0	3.9%
2nd Quarter Supplemental Information 10

Supplemental Disclosure

	As of
	June 30, 2025		June 30, 2024
	MH	RV	MH	RV
Other Information
Number of properties(b)	281	156	281	156
Sites
MH and annual RV sites	96,900	31,150	96,810	30,250
Transient RV sites	N/A	22,230	N/A	23,140
Total	96,900	53,380	96,810	53,390
MH and Annual RV Occupancy
Occupancy(c)	97.6%	100.0%	97.0%	100.0%
Average monthly base rent per site	$730	$677	$693	$645
% Change of monthly base rent(d)	5.3%	5.0%	N/A	N/A
Rental Program Statistics included in MH
Number of occupied sites, end of period(e)	11,380	N/A	10,170	N/A
Monthly rent per site – MH rental program	$1,363	N/A	$1,328	N/A
% Change(d)	2.7%	N/A	N/A	N/A
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Financial results from properties impacted by dispositions and catastrophic weather events during 2024 have been removed from Same Property reporting.
(c) Same Property blended occupancy for MH and RV was 98.2% at June 30, 2025, up 50 basis points from 97.7% at June 30, 2024. Adjusting for recently delivered and vacant expansion sites, Same Property adjusted blended occupancy for MH and RV increased by 150 basis points year over year, to 99.0% at June 30, 2025, from 97.5% at June 30, 2024.
(d) Calculated using actual results without rounding.
(e) Occupied rental program sites in Same Property are included in total sites.

2nd Quarter Supplemental Information 11

Supplemental Disclosure
Real Property Operations - UK Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change(c)	June 30, 2025	June 30, 2024	% Change(c)
Financial Information(b)
Same Property Revenues
Real property (excluding transient)	$27.2	$26.0	4.7%	$52.5	$50.4	4.1%
Real property - transient	17.0	14.4	18.3%	18.8	17.0	10.8%
Total Same Property operating revenues	44.2	40.4	9.5%	71.3	67.4	5.8%
Same Property Expenses
Same Property operating expenses(a)	21.1	19.4	8.8%	38.1	35.8	6.5%
Real Property NOI(a)	$23.1	$21.0	10.2%	$33.2	$31.6	5.0%

	As of
	June 30, 2025	June 30, 2024
Other Information
Number of properties	51	51
Sites
UK sites	16,730	16,670
UK transient sites	3,430	3,530
Occupancy(d)	90.5%	90.2%
Average monthly base rent per site	$584	$554
% change in monthly base rent(c)	5.3%	N/A
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's UK properties reflect constant currency for comparative purposes. British pound sterling figures in the prior comparative period have been translated at the average exchange rate of $1.3359 and $1.2973 USD per pound sterling, respectively, during the quarter and six months ended June 30, 2025.
(c) Percentages are calculated based on unrounded numbers.
(d) Adjusting for recently delivered and vacant expansion sites, Same Property adjusted occupancy decreased by 40 basis points year over year, to 90.6% at June 30, 2025, from 91.0% at June 30, 2024.

2nd Quarter Supplemental Information 12

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price)

	Quarter Ended			Six Months Ended
	June 30, 2025	June 30, 2024	% Change	June 30, 2025	June 30, 2024	% Change
Financial Information
North America
Home sales	$41.8	$58.2	(28.2)%	$70.5	$91.0	(22.5)%
Home cost and selling expenses	35.0	45.0	(22.2)%	59.5	71.2	(16.4)%
NOI(a)	$6.8	$13.2	(48.5)%	$11.0	$19.8	(44.4)%
NOI margin %(a)	16.3%	22.7%		15.6%	21.8%
UK
Home sales	$58.3	$49.3	18.3%	$96.8	$85.4	13.3%
Home cost and selling expenses	41.8	31.8	31.4%	69.9	57.5	21.6%
NOI(a)	$16.5	$17.5	(5.7)%	$26.9	$27.9	(3.6)%
NOI margin %(a)	28.3%	35.5%		27.8%	32.7%
Total
Home sales	$100.1	$107.5	(6.9)%	$167.3	$176.4	(5.2)%
Home cost and selling expenses	76.8	76.8	—%	129.4	128.7	0.5%
NOI(a)	$23.3	$30.7	(24.1)%	$37.9	$47.7	(20.5)%
NOI margin %(a)	23.3%	28.6%		22.7%	27.0%
Other information
Units Sold:
North America	480	623	(23.0)%	827	950	(12.9)%
UK	805	787	2.3%	1,419	1,408	0.8%
Total home sales	1,285	1,410	(8.9)%	2,246	2,358	(4.7)%
Average Selling Price:
North America	$87,083	$93,419	(6.8)%	$85,248	$95,789	(11.0)%
UK	$72,422	$62,643	15.6%	$68,217	$60,653	12.5%
(a) Refer to Definitions and Notes for additional information.

Operating Statistics for MH and Annual RVs

	Resident Move-outs
	% of Total Sites		Number of Move-outs	Leased Sites, Net(b)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2025 - YTD as of June 30	4.2%	(a)	5,698	474	173	654	824
2024	4.3%		7,050	3,209	447	1,554	1,700
2023	3.6%		6,590	3,268	564	2,001	2,296
(a) Percentage calculated on a trailing 12-month basis.
(b) Increase in revenue producing sites, net of new vacancies.
2nd Quarter Supplemental Information 13

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	State, Province or Country	Total Purchase Price / Sales Proceeds	Month
DISPOSITIONS
First Quarter 2025
RV Portfolio(a)	RV	2	815	Various	$92.9	January
MH Portfolio	MH	3	136	FL	27.8	March

Second Quarter 2025
Sun Retreats Millbrook	RV	1	394	IL	3.5	April
Safe Harbor Marinas - Initial Closing	Marina	123	43,143	Various	5,250.0	April
Safe Harbor Marinas - Delayed Consent Subsidiaries	Marina	6	1,770	Various	136.7	May / June

Total Dispositions to Date		135	46,258		$5,510.9
(a) Total sales proceeds include the disposition of two operating properties and two development properties that were owned by the Company along with the settlement of a developer note receivable of $36.5 million pertaining to three additional properties in which the Company had provided financing to the developer.

2nd Quarter Supplemental Information 14

Investment Activity
Capital Expenditures and Investments(a)
(amounts in millions)

	Six Months Ended			Year Ended
	June 30, 2025			December 31, 2024			December 31, 2023
	MH / RV	UK	Total	MH / RV	UK	Total	MH / RV	UK	Total
Recurring Capital Expenditures(b)	$22.1	$5.7	$27.8	$54.5	$13.5	$68.0	$51.8	$—	$51.8

Non-Recurring Capital Expenditures(b)
Lot Modifications	$17.0	$1.2	$18.2	$35.5	$1.7	$37.2	$54.9	$—	$54.9
Growth Projects	5.9	1.3	7.2	11.5	4.8	16.3	21.6	—	21.6
Rebranding	—	0.5	0.5	—	3.1	3.1	4.7	—	4.7
Acquisitions	5.1	4.5	9.6	36.2	13.5	49.7	115.1	67.3	182.4
Expansion and Development	37.5	12.2	49.7	105.2	17.8	123.0	247.4	2.9	250.3
Total Non-Recurring Capital Expenditures	65.5	19.7	85.2	188.4	40.9	229.3	443.7	70.2	513.9
Total	$87.6	$25.4	$113.0	$242.9	$54.4	$297.3	$495.5	$70.2	$565.7
(a) Represents capital expenditures and investments related to the Company's continuing operations and excludes activity related to Safe Harbor Marinas, which is classified within discontinued operations.
(b) Refer to Definitions and Notes for additional information.

2nd Quarter Supplemental Information 15

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of June 30, 2025
	Common Equivalent Shares	Share Price*	Capitalization
Equity and Enterprise Value
Common shares	125,858	$126.49	$15,919.8
Convertible securities
Common OP units	2,823	$126.49	357.1
Preferred OP units	2,406	$126.49	304.3
Diluted shares outstanding and market capitalization(a)	131,087		16,581.2
Plus: Total debt, per consolidated balance sheet			4,283.5
Total capitalization			20,864.7
Less: Cash and cash equivalents (excluding restricted cash) - continuing operations			(889.8)
Less: Cash and cash equivalents (excluding restricted cash) - discontinued operations			(4.1)
Enterprise Value(b)			$19,970.8

		Weighted Average Maturity (in years)*	Debt Outstanding
Debt
Mortgage loans payable		9.0	$2,451.6
Secured borrowings on collateralized receivables(c)		12.8	46.6
Unsecured debt		5.6	1,785.3
Total carrying value of debt, per consolidated balance sheet		7.6	4,283.5
Plus: Unamortized deferred financing costs and discounts / premiums on debt			21.8
Total Debt			$4,305.3

Corporate Debt Rating and Outlook
Moody's			Baa2 | Stable
S&P			BBB+ | Stable
(a)Refer to "Securities" within Definitions and Notes for additional information related to the Company's securities outstanding.
(b)Refer to "Enterprise Value" and "Net Debt" within Definitions and Notes for additional information.
(c)Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
2nd Quarter Supplemental Information 16

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	June 30, 2025
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt:
Mortgage loans payable	$2,451.6	3.64%	Various
Secured borrowings on collateralized receivables(b)	46.6	8.55%	Various
Total Secured Debt	2,498.2	3.73%
Unsecured Debt:
Senior Unsecured Notes:
2028 senior unsecured notes	447.8	2.29%	November 2028
2031 senior unsecured notes	743.9	2.70%	July 2031
2032 senior unsecured notes	593.6	3.61%	April 2032
Total Unsecured Debt	1,785.3	2.90%
Total carrying value of debt, per consolidated balance sheets	4,283.5	3.38%
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	21.8
Total debt	$4,305.3
(a)Includes the effect of amortizing deferred financing costs, unsecured note discounts, and fair value adjustments on the Secured borrowings on collateralized receivables.
(b)Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.

2nd Quarter Supplemental Information 17

Capitalization
Debt Maturities(a)
(amounts in millions, except for *)

	As of
	June 30, 2025
Year	Mortgage Loans Payable(b)	Principal Amortization	Secured Borrowings on Collateralized Receivables(c)(d)	Senior Unsecured Notes	Total
2025	$—	$23.4	$1.1	$—	$24.5
2026	492.0	40.6	2.3	—	534.9
2027	—	34.9	2.5	—	37.4
2028	175.7	38.8	2.7	450.0	667.2
2029	310.7	38.2	2.9	—	351.8
Thereafter	815.8	492.1	31.6	1,350.0	2,689.5
Total	$1,794.2	$668.0	$43.1	$1,800.0	$4,305.3
(a) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(b) For the Mortgage loans payable maturing between 2025 - 2029:

	2025	2026	2027	2028	2029
Weighted average interest rate	—%	3.76%	—%	3.97%	3.16%
(c) Balance at June 30, 2025 excludes fair value adjustments of $3.5 million.
(d) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.

2nd Quarter Supplemental Information 18

Capitalization
Debt Analysis

		As of
		June 30, 2025
Select Credit Ratios
Net Debt / TTM Recurring EBITDA(a)		2.9 x
Net Debt / Enterprise Value(a)		17.0%
Net Debt / Gross Assets(a)		20.1%
Unencumbered Assets / Total Assets		80.7%
Floating rate debt / total debt(b)		N/A(c)
Coverage Ratios
TTM Recurring EBITDA(a)(b) / Interest		3.8 x
TTM Recurring EBITDA(a)(b) / Interest + Preferred distributions + Preferred stock distribution		3.8 x
Senior Credit Facility Covenants(d)	Requirement
Maximum leverage ratio	<65.0%	17.9%
Minimum fixed charge coverage ratio	>1.40 x	3.25 x
Maximum secured leverage ratio	<40.0%	11.3%
Senior Unsecured Note Covenants	Requirement
Total debt / Total assets	≤60.0%	26.0%
Secured debt / Total assets	≤40.0%	15.1%
Consolidated income available for debt service / Debt service	≥1.50 x	7.48 x
Unencumbered total asset value / Total unsecured debt	≥150.0%	743.9%
(a) Refer to Definitions and Notes for additional information.
(b) Percentage includes the impact of hedge activities.
(c) As of June 30, 2025, the Company has no floating rate debt.
(d) As of June 30, 2025, the Company did not have any borrowings outstanding under the senior credit facility.

2nd Quarter Supplemental Information 19

Definitions and Notes

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO on page 6, 'Acquisition and other transaction costs - continuing operations' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and six months ended June 30, 2025 and 2024, (b) costs associated with potential acquisitions that will not close, (c) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and (d) other non-recurring transaction costs. Within this same reconciliation on page 6, 'Acquisition and other transaction costs - discontinued operations' primarily represent non-recurring transaction costs that are directly attributable to the Safe Harbor Sale and nonrecurring integration expenses associated with acquisitions.

Asset Impairments - In the Company's Consolidated Statements of Operations on page 5, the Company recorded asset impairment charges of $166.1 million for the quarter ended June 30, 2025, consisting of asset impairment charges of $132.7 million to reduce the carrying value of three development properties in the UK, and asset impairment charges of $32.2 million to reduce the carrying value of three RV properties in the US and Canada, in each case driven by the Company's contemplated change in strategic plan for these properties.

Assets Held for Sale and Discontinued Operations - In February 2025, the Company entered into the Safe Harbor Sale, which represents a strategic shift in operations that is expected to have a major effect on the Company's operations and financial results. Accordingly, the results of the Marina business and assets and liabilities included in the disposition are presented as held for sale and as discontinued operations for all periods presented herein.

During the quarter ended June 30, 2025, the Company completed the initial closing of the Safe Harbor Sale, which generated pre-tax proceeds of approximately $5.25 billion, net of transaction costs. The subsequent closing of the transfer of 15 Delayed Consent Subsidiaries with an aggregate agreed value of approximately $250.0 million was further subject to the receipt of certain third-party consents. Subsequent to the initial closing through June 30, 2025, the Company completed the sale of six Delayed Consent Subsidiaries for $136.7 million. In connection with the closings of the Safe Harbor Sale and the Delayed Consent Subsidiaries, the Company recorded a gain on sale of $1.4 billion within Income from discontinued operations, net during the three months ended June 30, 2025. The transfer of nine Delayed Consent Subsidiaries with an aggregate agreed value of approximately $117.5 million remains subject to the receipt of third-party consents. The Company anticipates that the disposition of most or all of the remaining Delayed Consent Subsidiaries will occur during the three months ending September 30, 2025. The assets and liabilities of Safe Harbor Marinas, including the Delayed Consent Subsidiaries subsequent to the initial closing of the Safe Harbor Sale, are presented as "Held for sale" and its operations and cash flows are presented as discontinued operations.

2nd Quarter Supplemental Information 20

The following table sets forth a summary of assets and liabilities attributable to discontinued operations related to Safe Harbor Marinas (in millions):

	June 30, 2025	December 31, 2024
Assets
Land	$1.1	$1,049.5
Land improvements and buildings	117.4	2,401.9
Furniture, fixtures and equipment	8.9	369.2
Investment property	127.4	3,820.6
Accumulated depreciation	(31.1)	(512.6)
Investment property, net	96.3	3,308.0
Cash, cash equivalents and restricted cash	4.1	6.8
Notes and other receivables, net	1.9	53.9
Goodwill	12.0	541.7
Other intangible assets, net	1.7	236.4
Other assets, net	5.1	267.7
Total assets attributable to discontinued operations, net	$121.1	$4,414.5
Liabilities
Advanced reservation deposits and rent	$5.9	$81.6
Accrued expenses and accounts payable	10.5	44.3
Other liabilities	20.2	161.0
Total liabilities attributable to discontinued operations, net	$36.6	$286.9

The following table sets forth a summary of the operating results included within Income from discontinued operations, net related to Safe Harbor Marinas (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues
Real property	$40.0	$118.8	$143.1	$215.2
Service, retail, dining and entertainment	54.8	148.1	163.1	252.6
Interest, brokerage commissions and other, net	0.3	0.9	1.6	2.0
Total Revenues	95.1	267.8	307.8	469.8
Expenses
Property operating and maintenance	14.8	35.9	52.2	69.6
Real estate tax	2.1	5.2	7.9	11.0
Service, retail, dining and entertainment	50.0	133.7	153.9	233.4
General and administrative	2.3	15.6	18.4	32.2
Transaction costs(1)	48.0	—	62.6	—
Business combination costs	—	0.2	—	0.2
Depreciation, amortization and (gain)/loss on disposal of assets	(0.3)	49.8	36.1	94.1
Asset impairments	0.2	1.0	2.3	1.9
Total Expenses	117.1	241.4	333.4	442.4
Income / (Loss) Before Other Items	(22.0)	26.4	(25.6)	27.4
Gain on disposition of properties, net	1,445.0	—	1,445.0	—
Other income / (expense), net(2)	(0.2)	(0.5)	(14.8)	9.9
Income from discontinued operations, before income taxes	1,422.8	25.9	1,404.6	37.3
Current tax expense	(0.3)	(0.2)	(0.6)	(0.4)
Income from discontinued operations, net	$1,422.5	$25.7	$1,404.0	$36.9
(1) Represents legal and advisory fees, employee separation costs, and other transaction costs associated with the Safe Harbor Sale.
(2) During the quarter ended March 31, 2025, the Company recorded a contingent consideration expense of $14.6 million related to a tax protection agreement that the Company entered into with former owners of certain Marina properties at the time of acquisition. The tax protection agreement stipulates that the Company indemnify those owners for certain tax obligations incurred related to the sale of certain Marina properties. As a result of the Safe Harbor Sale, the Company concluded that our tax liability to the former owners was probable of being realized and estimable.
2nd Quarter Supplemental Information 21

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities. Recurring capital expenditures at the Company's MH, RV, and UK properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is one thousand dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - consist of expenditures incurred to modify the foundational structures required to set up a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 13 for move-out rates.

•Growth Projects - consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, or amenity upgrades, such as the addition of a garage or shed, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 14), the purchase price paid for land parcels for future ground-up development and expansion activity, and any capital improvements identified during due diligence from the acquisition date through the third year of ownership needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing. At MH, RV, and UK properties, capital improvements include upgrading clubhouses; landscaping; new street lighting systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs.

For the six months ended June 30, 2025, the components of total acquisition investment are as follows, excluding discontinued operations (in millions):

	Six Months Ended June 30, 2025
	MH and RV	UK	Total
Capital improvements to recent property acquisitions	$4.1	$4.5	$8.6
Other acquisitions	1.0	—	1.0
Total acquisition investments	$5.1	$4.5	$9.6

•Expansions and Developments - consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks, and landscaping at the Company's MH, RV, and UK communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV, or UK properties, and research and development.

Cash, Cash Equivalents and Restricted Cash - Includes cash and cash equivalents of $573.4 million as of June 30, 2025, that was held in escrow accounts and restricted from general use. The restricted cash and cash equivalents include $565.3 million that has been designated to fund potential future MH and RV acquisitions under 1031 exchange transactions.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less unrestricted cash and cash equivalents.

GAAP - U.S. Generally Accepted Accounting Principles.

2nd Quarter Supplemental Information 22

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and six months ended June 30, 2025 is as follows (in millions):

	Quarter Ended June 30, 2025			Six Months Ended June 30, 2025
	MH	UK	Total	MH	UK	Total
Home Sales NOI	$6.8	$16.5	$23.3	$11.0	$26.9	$37.9
(Gain) / loss on dispositions of assets, net	(4.1)	0.1	(4.0)	(7.7)	(0.2)	(7.9)
FFO contribution from home sales	$2.7	$16.6	$19.3	$3.3	$26.7	$30.0

Interest expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest on secured debt, senior unsecured notes, senior credit facility, unsecured term loan and interest rate swaps	$51.8	$83.6	$127.3	$167.5
Lease related interest expense	3.7	3.6	7.2	7.1
Amortization of deferred financing costs, debt (premium) / discounts and (gains) / losses on hedges	1.2	1.6	2.9	3.4
Senior credit facility commitment fees and other finance related charges	1.7	2.0	3.5	4.0
Capitalized interest expense	(1.2)	(2.2)	(2.6)	(4.9)
Interest expense before interest on secured borrowings	57.2	88.6	138.3	177.1
Interest expense on secured borrowings on collateralized receivables	1.0	1.2	2.0	2.4
Interest expense, per Consolidated Statements of Operations	$58.2	$89.8	$140.3	$179.5

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, plus, unamortized premiums, discounts, and deferred financing costs, less unrestricted cash and cash equivalents.

Other adjustments, net - In the Company's Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net - continuing operations consists of the following (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Deferred tax benefit	$(32.1)	$(3.7)	$(37.3)	$(9.4)
Litigation activity	1.5	1.0	1.5	1.0
Contingent consideration activity	0.7	(1.0)	(5.3)	1.3
Cash flow hedge gains from debt extinguishments	(7.4)	—	(7.4)	—
Long term lease termination (gains) / losses	(25.7)	1.1	(25.5)	1.1
Severance costs	0.2	0.3	0.4	0.8
Accelerated deferred compensation amortization	0.8	0.5	2.0	0.7
ERP implementation expense	0.8	0.7	1.8	1.4
Other	0.4	0.1	1.1	0.1
Other adjustments, net - continuing operations	$(60.8)	$(1.0)	$(68.7)	$(3.0)

In the Company's Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net - discontinued operations consists of an expense of $14.6 million related to a contingent consideration liability associated with the Safe Harbor Sale, and income of $10.4 million related to a litigation settlement gain during the six months ended June 30, 2025 and 2024, respectively, at the Company's Marina business.

2nd Quarter Supplemental Information 23

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 5, Other income / (expense), net consists of the following (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Contingent consideration activity	$(0.7)	$1.0	$5.3	$(1.3)
Cash flow hedge gains from debt extinguishments	7.4	—	7.4	—
Long term lease termination gains / (losses)	25.7	(1.1)	25.5	(1.1)
Repair reserve on repossessed homes	(0.5)	(1.0)	(0.6)	(1.1)
Gains / (losses) on remeasurement of collateralized receivables	(0.5)	—	(0.5)	1.6
Gains / (losses) on remeasurement of secured borrowings on collateralized receivables	0.5	—	0.5	(1.6)
Other income / (expense), net	$31.9	$(1.1)	$37.6	$(3.5)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2024. Same properties exclude ground-up development properties, acquired properties, properties classified as discontinued operations, properties impacted by catastrophic weather events, and properties sold after December 31, 2023. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue in equal amounts. The Company has elected to record the collateralized receivables and secured borrowings at fair value under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.

Securities - The Company had the following securities outstanding as of June 30, 2025:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	125,858	N/A	N/A	N/A	$4.16(c)
Convertible Securities Classified as Equity
Common OP units	2,823	1.0000	2,823	N/A	Mirrors common share distributions
Preferred OP Units
Series A-1	171	2.4390	415	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	292	1.1100	325	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	70	0.6250	44	$100.00	3.00%
Series G	5	0.6452	3	$100.00	3.20%
Series H	580	0.6098	354	$100.00	3.00%
Series J	236	0.6061	143	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	2,983		2,406
Total Convertible Securities Outstanding	5,806		5,229
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

2nd Quarter Supplemental Information 24

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	126.4	123.7	126.5	123.7
Dilutive restricted stock	—	—	—	—
Common and preferred OP units dilutive effect	—	—	—	2.7
Weighted Average Common Shares Outstanding - Diluted	126.4	123.7	126.5	126.4
Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	126.4	123.7	126.5	123.7
Restricted stock	0.2	0.2	0.3	0.2
Common OP units	2.8	2.7	2.9	2.7
Common stock issuable upon conversion of certain preferred OP units	2.4	2.7	2.4	2.7
Weighted Average Common Shares and OP Units Outstanding	131.8	129.3	132.1	129.3

Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient):

	Quarter Ended		Six Months Ended
Consolidated Portfolio	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Utility reimbursement revenues
MH	$17.6	$16.4	$37.2	$34.9
RV	5.4	5.0	9.7	9.2
UK	5.7	4.6	11.2	9.4
Total	$28.7	$26.0	$58.1	$53.5

For its presentation of Same Property results on page 10 and page 12, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses:

	Quarter Ended		Six Months Ended
Same Property Portfolio	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Utility revenues netted against related utility expenses
MH	$17.6	$16.0	$37.1	$34.2
RV	5.3	4.8	9.6	9.0
UK	5.6	4.6	10.9	9.1
Total	$28.5	$25.4	$57.6	$52.3

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation, and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA, and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA, and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance, and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

2nd Quarter Supplemental Information 25

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

•Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of property performance and growth over time.

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

•Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to ancillary activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

•EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs, and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

•Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing, and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

•FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment, and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.
2nd Quarter Supplemental Information 26

•Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
2nd Quarter Supplemental Information 27